Exhibit 99

Form 3 Joint Filer Information

1)	Name: ComVest Capital, LLC

Address:	One North Clematis Street, Suite 300 West Palm Beach, Florida 33401

Designated Filer: CVC California, LLC

Issuer & Ticker Symbol: General Environmental Management, Inc. [GEVI]

Date of Event Requiring Statement: 09/04/2008

Signature:	/s/ Cecilio M. Rodriguez Cecilio M. Rodriguez

2)	ComVest Capital Management LLC

Address:	One North Clematis Street, Suite 300 West Palm Beach, Florida 33401

Designated Filer: CVC California, LLC

Issuer & Ticker Symbol: General Environmental Management, Inc. [GEVI]

Date of Event Requiring Statement: 09/04/2008

Signature:	/s/ Cecilio M. Rodriguez Cecilio M. Rodriguez

3)	Name: ComVest Group Holdings LLC

Address:	One North Clematis Street, Suite 300 West Palm Beach, Florida 33401

Designated Filer: CVC California, LLC

Issuer & Ticker Symbol: General Environmental Management, Inc. [GEVI]

Date of Event Requiring Statement: 09/04/2008

Signature:	/s/ Cecilio M. Rodriguez Cecilio M. Rodriguez

4)	Name: Michael S. Falk

Address:	One North Clematis Street, Suite 300 West Palm Beach, Florida 33401

Designated Filer: CVC California, LLC

Issuer & Ticker Symbol: General Environmental Management, Inc. [GEVI]

Date of Event Requiring Statement: 09/04/2008

Signature:	/s/ Michael S. Falk Michael S. Falk